                                                               Exhibit (4)(i)(2)



================================================================================






                                   LESCO, INC.




                       -----------------------------------

                                 FIRST AMENDMENT
                           Dated as of August 7, 2001



                                       to



                             NOTE PURCHASE AGREEMENT
                            Dated as of June 15, 1998

                       -----------------------------------




         Re: $15,000,000 6.64% Senior Notes, Series B, due June 15, 2004 $5,000,000 6.71% Senior Notes, Series C, due June 15, 2008
                                       and
              $25,000,000 7.00% Senior Notes, Series D, due June 15, 2008






================================================================================

                   FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT


         THIS FIRST AMENDMENT dated as of August 7, 2001 (this "Amendment") to the Note Purchase Agreement, dated as of June 15, 1998 is among LESCO, INC., an Ohio corporation (the "Company"), and each of the institutions which is a signatory to this Amendment (collectively, the "Noteholders").


                                    RECITALS:

         A. The Company, Canada Life Insurance Company of America and each of the Noteholders have heretofore entered into the Note Purchase Agreement, dated as of June 15, 1998 (the "Note Agreement") under and pursuant to which the Company has issued (i) its $15,000,000 6.64% Senior Notes, Series B, due June 15, 2004, (ii) its $5,000,000 6.71% Senior Notes, Series C, due June 15, 2008
and (iii) its $25,000,000 7.00% Senior Notes, Series D, due June 15, 2008 (collectively, the "Notes").

         B. The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

         C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement, as amended hereby, unless herein defined or the context shall otherwise require.

         D. All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.    AMENDMENTS.

         Section 1.1. Section 7.3 of the Note Agreement shall be and is hereby amended by adding the words "or any Guarantor" after the words "principal executive office of the Company" in paragraph (a) of Section 7.3.

         Section 1.2. The following shall be added as a new Section 9.7 of the Note Agreement:

              Section 9.7. Guaranty by Subsidiaries. The Company will cause any Subsidiary which is required by the terms of the Credit Agreement to become a party to, or otherwise guarantee, Debt outstanding under the Credit Agreement to enter into a Guaranty Agreement, and deliver within three Business Days thereafter to each of the holders of the Notes the following items:

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


                   (a) a Guaranty Agreement in form and substance satisfactory to the Required Holders;

                   (b) such Security Documents in form and substance
              satisfactory to the Required Holders as may be required pursuant to Section 10.15;

                   (c) such documents and evidence with respect to such
              Subsidiary as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Subsidiary; and

                   (d) an opinion of counsel (which may be in-house or outside counsel of the Company or such Subsidiary) addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that such Guaranty Agreement and Security Documents, if any, have been duly authorized, executed and delivered and constitute the legal, valid and binding contracts and agreements of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

              If at any time one or more Subsidiaries which shall have guaranteed the Debt outstanding under the Credit Agreement shall have been released from its obligations under its guaranty in respect of the Credit Agreement, then upon delivery to the holders of the Notes of evidence of such release (which evidence shall be reasonably satisfactory to the Required Holders), such Subsidiary shall be released from its obligations under the Guaranty Agreement to which it is a party. Neither the Company nor any Subsidiary will directly or indirectly pay or cause to be paid any remuneration (including, without limitation, by way of supplemental or additional interest or fee) or grant any security, to any lender or the agent under the Credit Agreement, or agree to any additional covenants, or make any existing covenants more restrictive, in the Credit Agreement, as consideration for or as an inducement to the release by any lender or the agent under the Credit Agreement of any such guaranty in respect of the Credit Agreement, unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each of the Noteholders, or the Note Purchase Agreement is amended to include such additional or more restrictive covenants.

         Section 1.3. Section 10.3 of the Note Agreement shall be and is hereby amended by deleting subparagraph (d) thereof and replacing it with the following subparagraphs (d), (e) and (f):

              (d) Debt of any Guarantor evidenced by a Guaranty with respect to the Notes;

              (e) Debt of any Guarantor evidenced by a guaranty of the Debt of the Company outstanding under the Credit Agreement, provided that the Company and such Guarantor have complied with the provisions of Sections 9.7 and 10.15; and

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


              (f) Debt of a Restricted Subsidiary in addition to that otherwise permitted by the foregoing provisions of this Section 10.3, provided that the total amount of all Debt of all Restricted Subsidiaries outstanding pursuant to this subparagraph (f) does not exceed 15% of Consolidated Net Worth.

         Section 1.4. Section 10.5 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

              Section 10.5. Fixed Charges Coverage Ratio. The Company will not permit at any time the Fixed Charges Coverage Ratio for the period of four consecutive fiscal quarters ending on the dates specified below to be less than the ratio set forth opposite such dates:

                                 DATES                          RATIO
                      On or before March 31, 2001             1.25 to 1
                             June 30, 2001                    1.00 to 1
                          September 30, 2001                  1.15 to 1
                 December 31, 2001 and March 31, 2002         1.25 to 1
                     June 30, 2002 and thereafter             1.50 to 1

         Section 1.5. Section 10.6 of the Note Agreement shall be and is hereby amended by deleting paragraph (k) thereof and replacing it with the following paragraphs (k) and (l):

              (k) Liens granted to the Noteholders securing the Notes, and Liens under the Security Documents in favor of the Collateral Agent for the benefit of the Creditors as set forth in the Intercreditor Agreement; and

              (l) other Liens not otherwise permitted by paragraphs (a) through
         (k), inclusive, of this Section 10.6 securing Debt of the Company or a Restricted Subsidiary, provided that the total amount of all Debt of the Company and its Restricted Subsidiaries secured by Liens permitted by this paragraph (l) does not exceed 15% of Consolidated Net Worth.

         Section 1.6. Paragraph (b) of Section 10.7 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

              (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and the other Operative Agreements to which the Company is a party (pursuant to such agreements and instruments as shall be reasonably satisfactory to the holder or holders of a majority of the principal amount of the Notes then outstanding the approval thereof not to be unreasonably withheld or delayed), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the holder or holders of a majority of the principal amount of the Notes then outstanding, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


         their terms, subject to customary qualifications as to creditors rights and equitable matters and the Guarantors shall have executed and delivered to each holder of Notes their reaffirmation that their obligations under the Guaranty Agreements remain in full force and effect after giving effect to such transaction (pursuant to such agreements and instruments as shall be reasonably satisfactory to the holder or holders of a majority of the principal amount of the Notes then outstanding the approval thereof not to be unreasonably withheld or delayed); and

         Section 1.7. Section 10.11 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

              Section 10.11. Guaranties. The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty, except (a) Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or Guaranties which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions hereof, (b) Guaranties by any Restricted Subsidiary of the Notes and (c) Guaranties by any Guarantor of the Debt of the Company outstanding under the Credit Agreement, provided that the Company and such Guarantor have complied with the provisions of Sections 9.7 and 10.15.

         Section 1.8. Section 10.14(b) of the Note Agreement shall be and is hereby amended by deleting the words "Material Subsidiary" and replacing them with the words "a Material Subsidiary or a Guarantor" in the parenthetical in
Section 10.14(b) of the Note Agreement.

         Section 1.9. The following shall be added as new Sections 10.15 and
10.16 of the Note Agreement:

              Section 10.15. Additional Collateral. The Company will not, and will not permit any Guarantor or Subsidiary to, grant any Lien on any property of the Company or any Subsidiary to secure the obligations of the Company or any Subsidiary under the Credit Agreement, any notes issued pursuant thereto or any guaranty related thereto unless such Lien equally and ratably secures the Notes pursuant to the Security Documents and the Intercreditor Agreement.

              Section 10.16. Additional Covenants.

                   (a) Any and all negative and financial covenants contained in the Credit Agreement or any replacement thereof (including, without limitation, the leverage ratio under Section 9.8 of the Credit Agreement), shall be deemed an additional covenant of the Company under this Section 10 with respect to each party to which such covenant is applicable, enforceable by the holders of the Notes, the breach of which shall be deemed an Event of Default in the same circumstances under which such a breach would confer the right to accelerate all or part of the Debt outstanding under the Credit Agreement or such replacement. No inclusion of any such additional covenant shall be construed to relieve the Company of the obligations under any covenant expressly set forth herein. Any

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


              such covenant, or the related default provisions may be amended in the Credit Agreement or any replacement thereof, but no such amendment shall be deemed to amend such covenant, or the related default provisions, as deemed incorporated into this Agreement pursuant to this Section 10.16 without the necessary consent required under Section 17 of this Agreement. Upon the written request of the Required Holders, the Company and the holders of the Notes shall enter into one or more written amendments to this Section 10.16 satisfactory in form and substance to the holders reflecting such covenant and the related default provisions and the terms of such incorporation.

                   (b) Notwithstanding the foregoing, if the Credit Agreement or any replacement thereof shall be terminated during the term of this Agreement, the covenants incorporated herein by operation of this Section 10.16 shall cease to be so incorporated and shall cease to bind the Company unless expressly provided otherwise in any amendment to this Agreement.

         Section 1.10. Paragraph (d) of Section 11 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

              (d) the Company or any Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any other Operative Agreement and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Company or such Guarantor, as the case may be, obtaining actual knowledge of such default and (ii) the Company or such Guarantor, as the case may be, receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

         Section 1.11. Paragraph (e) of Section 11 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

              (e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement, the Guaranty Agreements or any other Operative Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

         Section 1.12. Paragraph (j) of Section 11 of the Note Agreement shall be and is hereby amended by deleting the period and replacing it with "; or" at the end of such paragraph.

         Section 1.13. The following shall be added as a new paragraph (k) immediately following paragraph (j) of Section 11 of the Note Agreement:

              (k) any Guaranty Agreement shall have been declared to be unenforceable or any Guarantor shall contest or deny in writing the validity or enforceability of its

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


         obligations under any Guaranty Agreement or shall take any other affirmative action to cause any Guaranty Agreement to cease to be valid or enforceable.

         Section 1.14. Section 15.1 of the Note Agreement shall be and is hereby amended by adding the words ", the Guaranty Agreements, the Security Documents, the Intercreditor Agreement" after each occurrence of the words "this Agreement" in Section 15.1.

         Section 1.15. Section 15.2 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

              Section 15.2. Survival. The obligations of the Company under this
         Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Guaranty Agreements, the Security Documents, the Intercreditor Agreement or the Notes, and the termination of this Agreement, the Guaranty Agreements, the Security Documents and the Intercreditor Agreement.

         Section 1.16. Section 20 of the Note Agreement shall be and is hereby amended by adding the words ", the Guaranty Agreements, the Security Documents, the Intercreditor Agreement" after the words "holder's Notes" in clause (z) of
Section 20.

         Section 1.17. The following shall be added as new definitions in alphabetical order to Schedule B to the Note Agreement:

              "Collateral" shall have the meaning set forth in the Intercreditor Agreement.

              "Collateral Agent" means Wells Fargo Northwest, National Association, as collateral agent under the Intercreditor Agreement, together with any successor or replacement collateral agent.

              "Credit Agreement" means the Credit Agreement dated as of April 24, 2001, by and among the Company, National City Bank, as administrative agent for the lenders described therein and as a lender, and PNC Bank, National Association, as a lender, as amended, modified, supplemented, joined, restated or replaced from time to time.

              "Creditors" means the Noteholders, the lenders under the Credit Agreement and the Subordinated Lien Creditor (as defined in the Intercreditor Agreement).

              "Guarantor" means the collective reference to AIM Lawn & Garden Products, Inc., LESCO Services, Inc. and LESCO Technologies, LLC, and any other Person who becomes a Guarantor pursuant to Section 9.7 hereof.

              "Guaranty Agreements" means the separate Guaranties each dated August 7, 2001 of the Guarantors in favor of the Noteholders, as amended or modified from time to time, and each other Guaranty of a Guarantor in favor of the Noteholders delivered pursuant to Section 9.7 hereof.

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


              "Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement among the Collateral Agent, the Company, the Noteholders and the other Creditors referred to therein, as amended or modified from time to time.

              "Operative Agreements" means, collectively, this Agreement, the Notes, the Guaranty Agreements, the Security Documents, the Intercreditor Agreement and each other document, instrument and agreement executed and delivered by the Company, a Guarantor, a Subsidiary, or their attorneys-in-fact in connection with this Agreement or the other agreements listed in this definition, all as may be amended or supplemented from time to time.

              "Security Agreement" means the Security Agreement dated as of August 7, 2001 executed by the Company, as debtor, in favor of the Collateral Agent for the benefit of the Creditors, as secured party, as amended or modified from time to time, and each other Security Agreement executed and delivered by the Company in favor of the Collateral Agent for the benefit of the Creditors, as amended or modified from time to time.

              "Security Documents" means the Security Agreement, the Subsidiary Security Agreements and each Uniform Commercial Code financing statement or other writing executed and delivered by the Company or any Guarantor pursuant to which such Company or Guarantor grants to the Collateral Agent for the benefit of the Creditors a security interest in the Collateral or pursuant to which Company or any Guarantor guarantees the payment and/or performance of the Notes.

              "Subsidiary Security Agreements" means the separate Security Agreements each dated as of August 7, 2001 executed by each of the Guarantors, as debtor, in favor of the Collateral Agent for the benefit of the Creditors, as secured party, as amended or modified from time to time, and each other Security Agreement executed and delivered by any Guarantor in favor of the Collateral Agent for the benefit of the Creditors, as amended or modified from time to time.

         Section 1.18. The definitions of "Material Adverse Effect", "Priority Debt", "Responsible Officer", "Restricted Subsidiary" and "Senior Financial Officer" contained in Schedule B of the Note Agreement shall be and are hereby amended in their entirety to read as follows:

              "Material Adverse Effect" means (a) a material adverse effect on the business, operations, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Notes or any other Operative Agreement to which is it a party, or (c) a material adverse effect on the ability of any Guarantor to perform its obligations under any Guaranty Agreement, provided that the financial resources of such Guarantor shall only be relevant for purposes of this clause (c) to the extent that the effect on such financial resources would have a material adverse effect on the ability of such Guarantor to perform such obligations, or (d) a material adverse effect on the validity or enforceability of this Agreement, any Guaranty Agreement, the Intercreditor Agreement or the Notes.

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


              "Priority Debt" means the sum of (a) all Debt of the Company secured by Liens permitted by Section 10.6(l), (b) all Debt of Restricted Subsidiaries permitted by Section 10.3(c) and (f), and (c) all Attributable Debt of the Company and its Restricted Subsidiaries permitted by Section 10.9(a), other than any Attributable Debt relating to a Sale-and-Leaseback Transaction with respect to the Company's facility in Avon Lake, Ohio if the Company completes such Sale-and-Leaseback Transaction within two years after the date of closing.

              "Responsible Officer" means any Senior Financial Officer and any other executive officer of the Company or a Guarantor, as the case may be, with responsibility for the administration of the relevant portion of this Agreement and the other Operative Agreements.

              "Restricted Subsidiary" means (i) any Material Subsidiary, (ii) any Guarantor and (iii) any other Subsidiary which is properly designated as a Restricted Subsidiary by the Company in the most recent notice (or, prior to any such notice, on Schedule 5.4) with respect to such Subsidiary given by the Company pursuant to and in accordance with the provisions of Section 10.14.

              "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or a Guarantor, as the case may be.

         Section 1.19. Paragraph (b) of the definition of "Restricted Investment" contained in Schedule B of the Note Agreement shall be and are hereby amended in its entirety to read as follows:

              (b) (i) Investments existing on the date of the Closing and disclosed in Schedule C, (ii) Guaranties by any Restricted Subsidiary of the Notes and (iii) guaranties by any Guarantor of the Debt of the Company outstanding under the Credit Agreement, provided that the Company and such Guarantor have complied with the provisions of Sections 9.7 and 10.15;

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Section 2.1. To induce the Noteholders to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), the Company represents and warrants to the Noteholders that:

              (a) As of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing.

              (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


         expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Amendment and the Security Documents and to perform the provisions hereof and thereof;

              (c) This Amendment, the Note Agreement (as amended by this Amendment), the Notes and the other Operative Agreements to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Amendment, the Note Agreement (as amended by this Amendment), the Notes and the other Operative Agreements to which the Company is a party, when executed and delivered, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (d) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Noteholder for purposes of or in connection with this Amendment or any transaction contemplated herein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by management of the Company is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Noteholders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. Since December 31, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

              (e) Each Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


              (f) The Guaranty Agreement and the other Operative Agreements to which each Guarantor is a party have been duly authorized by all necessary corporate action on the part of such Guarantor, and the Guaranty Agreement and the other Operative Agreements to which Such Guarantor is a party, when executed and delivered, will constitute legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (g) The execution, delivery and performance by the Company or any Guarantor of this Amendment, the Note Agreement (as amended by this Amendment), the Notes and the other Operative Agreements to which the Company or such Guarantor is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

              (h) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any Guarantor of this Amendment, the Note Agreement (as amended by this Amendment), the Notes and the other Operative Agreements to which the Company or such Guarantor is a party, except for the filing of Uniform Commercial Code financing statements as contemplated herein.

              (i) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              (j) The Company and the Guarantors have good and sufficient title to their respective properties that individually or in the aggregate are Material, in each case free and clear of Liens prohibited by the Note Agreement (as amended by this Amendment). All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


SECTION 3.    CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

         Section 3.1. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

              (a) the following Operative Agreements, in form and substance satisfactory to each Noteholder:

                     (i)   this Amendment;

                    (ii)   the Guaranty Agreements;

                   (iii)   the Security Agreement; and

                    (iv)   the Subsidiary Security Agreements.

         shall have been duly authorized, executed and delivered to the Noteholders by the Company and the Guarantors, as applicable, and such Operative Agreements shall be in full force and effect and no default shall exist thereunder, and the Company and the Guarantors, as applicable, shall have delivered original counterparts thereof to the Noteholders.

              (b) the Noteholders shall have received evidence satisfactory to them that the Credit Agreement has been amended substantially as proposed in the form annexed hereto as Exhibit A;

              (c) the Noteholders shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names of the officers of the Company authorized to sign this Amendment and the other Operative Agreements to which the Company is a party, together with the true signatures of such officers and a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Amendment and such other Operative Agreements, (ii) a certificate of the Secretary or an Assistant Secretary of each Guarantor certifying the names of the officers of such Guarantor authorized to sign the Guaranty Agreement and the other Operative Agreements to which such Guarantor is a party, together with the true signatures of such officers and a copy of the resolutions of the Board of Directors of such Guarantor authorizing the execution, delivery and performance by such Guarantor of the Guaranty Agreement and such other Operative Agreements, and
         (iii) a copy of the resolutions of the Board of Directors of the Company authorizing execution, delivery and performance by the Company of the Amendment to the Credit Agreement in the form annexed hereto as Exhibit A;

              (d) the Noteholders shall have received a copy of the articles of incorporation and bylaws of each Guarantor, certified by the Secretary or an Assistant Secretary of such Guarantor;

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


              (e) the Noteholders shall have received the Intercreditor Agreement duly executed and delivered by the parties thereto;

              (f) the representations and warranties of the Company set forth in
         Section 2 hereof are true and correct on and with respect to the date hereof;

              (g) the Noteholders shall have received the favorable opinion of counsel to the Company and the Guarantors (which may be in-house or outside counsel of the Company or such Guarantor) as to the matters set forth in Exhibit B hereto and such other matters as the Noteholders shall reasonably request, which opinion shall be in form and substance satisfactory to the Noteholders;

              (h) with respect to the property owned or leased by the Company and each Subsidiary, (i) the Company shall have provided to the Noteholders U.C.C. financing statements, registration or other similar statements reasonably satisfactory to the Noteholders; (ii) the Company shall have provided to the Noteholders the results of U.C.C. and other lien searches satisfactory to the Noteholders; (iii) the Company shall have provided to the Noteholders the results of federal and state tax lien and judicial lien searches, satisfactory to the Noteholders; and
         (iv) the Company shall have provided to the Noteholders U.C.C. termination statements or, if applicable, other termination statements, reflecting termination of all financing and registration statements previously filed by any other party having a security interest in any part of any property of the Company or any Subsidiary and not permitted under the Note Agreement; and

              (i) the Noteholders shall have received an amendment fee in the aggregate amount equal to $150,000, which amendment fee shall be allocated among each of the Noteholders in proportion to the respective unpaid principal amount of the Notes held by each such Noteholder.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

SECTION 4.    PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

         Section 4.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Amendment, the Guaranty Agreements, Intercreditor Agreement and the Security Documents.

SECTION 5.    MISCELLANEOUS.

         Section 5.1. This Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


         Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

         Section 5.3. The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 5.4. This Amendment shall be governed by and construed in accordance with the law of the State of New York.

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


         Section 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.


                                       LESCO, INC.


                                       By
                                         Its____________________________________



Accepted and Agreed to:

                                       PACIFIC LIFE INSURANCE COMPANY


                                       By
                                         Its____________________________________


                                       By
                                         Its____________________________________


                                       PROVIDENT MUTUAL LIFE INSURANCE COMPANY


                                       By
                                         Its____________________________________


                                       PROVIDENTMUTUAL LIFE AND ANNUITY
                                         COMPANY OF AMERICA


                                       By
                                         Its____________________________________

LESCO, Inc.                                                   First Amendment to
                                                         Note Purchase Agreement


                                       GE GROUP LIFE ASSURANCE COMPANY
                                         (formerly known as Phoenix American
                                         Life Insurance Company)



                                       By
                                         Its____________________________________


                                       THE TRAVELERS INSURANCE COMPANY



                                       By
                                         Its____________________________________